Exhibit 10.1

NORTH BAY RESOURCES INC.
PROMISSORY NOTE
$25,000 PLUS INTEREST DUE & PAYABLE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  HOLDER SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FOR VALUE RECEIVED, on the Effective Date, as defined below on the signature page, North Bay Resources, Inc. (“the Company”), with current address at North Bay Resources Inc., 2120 Bethel Road, Lansdale, PA 19446, as Obligor (“Borrower,” or “Obligor”), hereby promises to pay the Lender (“Lender” or “Holder”), as defined below on the signature page, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The “Lender” shall be:	Tangiers Investors LP / Its Principal or Its Assignees
The “Principal Sum” shall be:	$25,000 (Twenty Five Thousand US Dollars): Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$25,000 (Twenty Five Thousand US Dollars) paid via bank wire.
The “Interest Rate” shall be:
The interest on the unpaid principal balance equal to 9.9%, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note. No interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.

The “Maturity Date” is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	6 (six) months from the Effective Date, as defined below on the signature page.
The “Prepayment Terms” shall be:	Prepayment shall be allowed at Company’s option
The “Warrants” shall be:	Holder shall be issued two hundred and fifty thousand (250,000) five (5) year warrants exercisable at a price of $.115. These warrants shall be fully earned as of the Effective Date of this agreement.
The “Use of Proceeds” shall be:	The proceeds of this debenture shall be used only as payment towards the Ruby Mine project.

ARTICLE 1: PAYMENT-RELATED PROVISION

1.1.	Interest Rate. Subject to the Holder’s right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

ARTICLE 2: REPAYMENT SCHEDULE

The Borrower shall repay this Debenture according to the following schedule:

Every two calendar weeks, beginning January 1, 2012, the Borrower shall repay the Lender a minimum of two thousand five hundred ($2,500) against the principal and accrued interest of this Debenture. Company authorizes Lender to debit this amount directly from drawdowns made on Lender’s equity line structure currently in place with the Company without prior approval.

ARTICLE 3: EVENTS OF DEFAULT

a)           "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i) any default in the payment of the principal of, interest (including Late Fees) on, or liquidated damages in respect to this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 3 days of notice of such default sent by the Holder;

ii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 30 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

 (iii) the Company shall fail to timely file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise required by the Exchange Act; or

(iv) the Common Stock of the Company, after being listed for trading on an exchange above the pinksheets, shall cease to be quoted for trading or listing for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the NASDAQ National Market, (d) the NASDAQ Capital Market, or (e) the NASDAQ OTC Bulletin Board (“OTC”) (each, a “Primary Market”) and shall not again be quoted or listed for trading on any Primary Market within five (5) trading days of such delisting.

b)           If any Event of Default occurs and is continuing, one hundred and fifty percent (150%) of the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

ARTICLE 4: MISCELLANEOUS

4.1
Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

4.2
Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.3
Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

4.4
Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of California, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of San Diego or in the federal courts located in Los Angeles, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such Service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. Additionally, each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby.

4.5
Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.6
Obligations.  Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Company shall not and shall cause it subsidiaries not to, without the consent of the Holder, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities other than as to the Underlying Shares to the extent permitted or required hereunder; or (c) enter into any agreement with respect to any of the foregoing.

4.7
Unenforceability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

4.8
Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

4.9	No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

4.10
Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Borrower’s counsel.

4.11
Effective Date. This Note will become effective only upon occurrence of the three following events: the Effective Date has been reached, execution by both parties, and delivery of valid payment by the Lender.

4.12	Director’s Resolution. Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director’s resolution resolving that this note is validly issued, paid, and effective.

4.13
No Shorting. Holder agrees that so long as any Notes from Borrower to Holder remain outstanding, Holder will not enter into or effect any “short sales” of the common stock or hedging transaction with establishes a net short position with respect to the common stock of the Company. Borrower acknowledge and agrees that upon submission of conversion notice as set forth above (up to the amount of cash paid in under the Notes), Holder immediately owns the common shares described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

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Signature Page Follows

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name as of the effective date written below.

BORROWER[S]:

/s/ Perry Leopold______________________

AUTHORIZED SIGNATORY:   PERRY LEOPOLD

POSITION:   CEO

COMPANY NAME:   NORTH BAY RESOURCES INC.

EIN#:           83-0402389

LENDER/HOLDER:

_/s/ Michael Sobeck_____________________
For: Tangiers Investors, LP
By: Tangiers Capital, LLC
Its: General Partner

EFFECTIVE DATE AS EXCUTED BY LENDER/HOLDER: December 29, 2011